                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 7, 1998

                  Morgan Stanley, Dean Witter, Discover & Co.
                  -------------------------------------------
                    (Exact name of Registrant as specified
                                in its charter)


          Delaware                1-11758                 36-3145972
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         (state or other        (Commission            (I.R.S. Employer
         jurisdiction of        File Number)          Identification No.)
         incorporation)


                    1585 Broadway, New York, New York 10036
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              (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000
                                                          --------------


   -------------------------------------------------------------------------
                (Former address, if changed since last report.)


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Item 5.  Other Events
---------------------

        On January 7, 1998, Morgan Stanley, Dean Witter, Discover & Co. (the "Registrant") released financial information with respect to the quarter ended November 30, 1997. A copy of the press release containing such financial information is annexed as Exhibit 99.1 to this Report and by this reference incorporated herein and made a part hereof.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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        99.1            Press release of the Registrant dated January 7, 1998
                        containing financial information for the fourth quarter ended November 30, 1997.
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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                  -------------------------------------------
                                          (Registrant)

                                  By: /s/ Ronald T. Carman
                                  -------------------------------------------
                                      Ronald T. Carman
                                      Assistant Secretary


Dated: January 7, 1998


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Contact:          Investor Relations               Media Relations
                  ------------------               ---------------
                  John Andrews                     Timothy Lee
                  212-762-8131                     212-392-8709
                                                   Jeanmarie McFadden
                                                   212-762-7842



                MORGAN STANLEY, DEAN WITTER, DISCOVER ANNOUNCES
                  RECORD 4TH QUARTER AND FULL YEAR NET INCOME;
                        QUARTERLY DIVIDEND INCREASED 43%


NEW YORK, January 7, 1998 - Morgan Stanley, Dean Witter, Discover & Co. (NYSE:
MWD) today announced record net income of $810 million for the fourth fiscal quarter ended November 30, 1997 -- a 79 percent increase from last year's fourth quarter $452 million. Earnings per share were $1.30 on a fully-diluted basis -- 78 percent greater than $.73 in the fourth quarter a year ago. Excluding goodwill amortization resulting from acquisitions, earnings per share were $1.33 on a fully-diluted basis.

Net revenues (total revenues less interest expense and the provision for loan losses) for the quarter were $3,732 million -- up 22 percent from last year's fourth quarter $3,049 million. The annualized return on average common equity for the fourth fiscal quarter was 25.8 percent.

For the fiscal year ended November 30, 1997, the Company announced that net income, excluding the expenses associated with the merger completed earlier this year, was $2,649 million -- up 35 percent from last year's $1,963 million. Fully-diluted earnings per share, excluding both merger-related expenses and the amortization of goodwill from acquisitions, were $4.37 -- 37 percent ahead of last year's comparable $3.18. Including merger-related expenses and goodwill amortization, fully-diluted earnings per share increased 32 percent to $4.15 from $3.14 in 1996.

Net revenues for the fiscal year were a record $14,833 million, up 24 percent from $11,954 million in 1996. The return on average common equity was 22.0 percent.

The Company also announced that its Board of Directors declared a $.20 quarterly dividend per common share, a 43 percent increase from the previous quarter's $.14 per common share. The dividend is payable on January 30, 1998 to common shareholders of record as of January 20, 1998.

Philip J. Purcell, Chairman, and John J. Mack, President, said in a joint statement, "It was a great year for our new company, with net income of more than $2.6 billion surpassing all expectations. We were faced with some difficult markets in the fourth quarter, particularly the continuing financial problems in Asian markets, but overall we came through with flying colors. Our people have done an excellent job of serving both our institutional and individual customers, and the merger is working exceptionally well as we've gained market share in a number of key areas. We're looking forward to 1998."

FULL YEAR

The Company reported significant gains in each of its three major businesses:
Securities, Asset Management, and Credit and Transaction Services.

Securities net income was a record $1,650 million, 30 percent ahead of 1996.
Net revenues of $9,390 million were up 19 percent, reflecting record performances in both institutional and retail securities. For the full calendar year, the Company retained its
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number one rankings in both completed and announced global M&A transactions.
Maintaining its leadership position in underwriting, the Company ranked first worldwide in equity and equity-related issues, up from third in 1996. It ranked second in high yield debt, up from sixth last year, and remained third in U.S. investment grade debt.* Since the completion of the merger, equity underwriting revenues from sales by Dean Witter account executives more than doubled from the comparable 1996 period. Dean Witter also added 853 account executives during the year -- up from 528 last year -- to total 9,946. Dean Witter opened 700,000 new client accounts in 1997 compared to 615,000 in 1996, and total client assets increased $49 billion to stand at $302 billion on November 30, 1997.

Asset Management net income for the year was a record $531 million -- 93 percent ahead of 1996. The increase reflects substantial growth in the Company's assets under management and supervision as well as a record year in merchant banking and the full year results of Van Kampen American Capital Inc., acquired in October 1996. On November 30, the Company's assets under management and supervision stood at $338 billion, an increase of $58 billion from a year earlier.

Credit and Transaction Services reported $468 million in net income, an 11 percent increase over last year. Net revenues rose 8 percent to $2,967 million despite a 30 percent rise in the provision for loan losses. Merchant and cardmember fees increased 22 percent from the prior year. Managed loans of $36 billion were up $2.6 billion, or 8 percent, from 1996 and general purpose credit card transaction volume increased 6 percent over the same period. The NOVUS Network enrolled more than 400,000 new merchant locations in 1997. During the year, Discover Brokerage Direct, the Company's on-line brokerage service, experienced robust growth in both its account base and number of trades executed.


----------------------------
* Source: Securities Data Corp. - January 1, to December 31, 1997 (reported as of January 6, 1998)

FOURTH QUARTER
SECURITIES

The Company's Securities business posted $620 million in net income -- the second consecutive record quarter and more than double last year's fourth quarter.

 . Investment banking revenues were up 21 percent from 1996, reflecting increases in equity and debt financing as well as the Company's continued strength in mergers and acquisitions.

 . Institutional sales and trading reported strong results in equities, commodities and fixed income and achieved its fourth consecutive record quarter in foreign exchange.

 . Individual securities revenues climbed to record levels on the strength of increased sales of equities and asset management products through the branch system.

 . The number of Dean Witter account executives increased by 312 for the quarter to 9,946. Total client assets increased $14 billion during the quarter to stand at $302 billion.

ASSET MANAGEMENT

Asset Management quarterly net income was $111 million, 85 percent ahead of a year ago. The quarter's increase reflects continued growth in assets under management, including the Company's mutual fund business, and a strong quarter in merchant banking.

 . Institutional assets, managed primarily by Morgan Stanley Asset Management and Miller Anderson & Sherrerd, increased by $6 billion for the quarter and $35 billion from a year ago -- to stand at $145 billion.

 .  Retail assets, managed primarily by InterCapital and Van Kampen American
   Capital rose to $193 billion -- an increase of $7 billion during the quarter and $23 billion over the last twelve months.
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 .  In October, the first Morgan Stanley-advised fund sold through Dean Witter was launched with an impressive $496 million in sales in the first month.

 . Merchant Banking recorded fourth quarter gains of $64 million, including gains on its investments in the American Italian Pasta Co., CSG International and Fort James.

CREDIT AND TRANSACTION SERVICES

For the fourth quarter, net income for Credit and Transaction Services was $79 million, a 9 percent decline from last year. The decline reflects a higher provision for loan losses and increased marketing and business development expenses which more than offset increased revenues from higher average managed loan balances and higher transaction volume.

 . On a managed loan basis, net interest income of $822 million rose 8 percent from the fourth quarter of 1996, while merchant and cardmember fees of $522 million increased 2 percent from the same period.

 . The consumer loan net charge-off rate in the fourth quarter increased to 7.21 percent from 6.11 percent a year ago.

 . Marketing and business development expenses of $228 million rose 24 percent from the fourth quarter of 1996, due primarily to higher cardmember rewards and increased advertising and promotional expenses.

 . New merchants enrolled by the NOVUS Network during the fourth quarter included Guess?, J. Crew, Fila and the Long Island and Metro North Railroads.


Total capital (stockholders' equity and long-term debt) at November 30, 1997 was $33.6 billion, including $14.0 billion of common and preferred stockholders' equity. Book value per common share was $22.11, based on quarter-end shares of 594,708,971.
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Morgan Stanley, Dean Witter, Discover & Co. is a global financial services firm and a market leader in securities, asset management, and credit and transaction services. The Company has offices in New York, London, Tokyo, Hong Kong and other principal financial centers around the world and has 399 securities branch offices throughout the United States.

                                     # # #
                             (See Attached Tables)
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                                 Exhibit Index
                                 -------------


Exhibit No.             Description                             Page
-------------           -----------                             ----

99.1                    Press release of the Registrant dated
                        January 7, 1998 containing financial
                        information for the quarter ended
                        November 30, 1997.